EXHIBIT 5.1


                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901
                                 (203) 324-1400


                                February 4, 2003

Board of Directors
GrafTech International Ltd.
Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803

Ladies and Gentlemen:

         We have acted as special counsel to GrafTech International Ltd., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale of up to 2,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share. In connection therewith, the Company is filing a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). As such counsel, you have requested our opinion as to matters described herein relating to the issuance of the Shares.

         We have examined the Company's Certificate of Incorporation and By-Laws, in each case as amended and restated through the date hereof, and minutes of the Company's corporate proceedings, in each case as made available to us by officers of the Company; an executed copy of the Registration Statement, and all documents incorporated by reference therein and exhibits thereto, in the form to be filed with the Commission; and such matters of law deemed necessary by us in order to deliver the opinion set forth herein. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

         Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference it in the Prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.



                                             Very truly yours,

                                             KELLEY DRYE & WARREN LLP

                                         By:  /s/  M. Ridgway Barker
                                            ------------------------------------
                                            A Partner